Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-110207) on Form S-3, the registration statement (No. 33-81976) on Form S-3, and the registration statement (No. 333-82892) on Form S-8 of TEPPCO Partners, L.P. of our reports which appear in the December 31, 2004 annual report on Form 10-K of TEPPCO Partners, L.P:

•                  Dated February 24, 2005, with respect to the consolidated balance sheets of TEPPCO Partners, L.P. as of December 31, 2004 and 2003, and the related consolidated statements of income, partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2004, and

•                  Dated February 24, 2005, with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004.

KPMG LLP

Houston, Texas
March 1, 2005